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                                                                     EXHIBIT 4.3

                       AMENDMENT ONE TO AGENTED REVOLVING
                         CREDIT AND TERM LOAN AGREEMENT

      This Amendment One to Agented Revolving Credit and Term Loan Agreement ("Amendment") is dated as of October 14, 2003, among ORCHIDS PAPER PRODUCTS COMPANY, a Delaware corporation ("Borrower"), and BANK OF OKLAHOMA, N.A. and LOCAL OKLAHOMA BANK, N.A. (individually a "Bank" and collectively the "Banks"), and BANK OF OKLAHOMA, N.A., as agent for the Banks hereunder (in such capacity, the "Agent").

                                    RECITALS

      A. Reference is made to the Agented Revolving Credit and Term Loan Agreement dated October 15, 2002 among Borrower and Banks ("Credit Agreement"), pursuant to which currently exists: (i) a $6,500,000 term loan ("$6,500,000 Term Loan"), (ii) a $4,000,000 term loan ("$4,000,000 Term Loan"), and (iii) a
$4,500,000 revolving line of credit ("$4,500,000 Revolving Line"), evidenced by the $3,000,150 Line Note and the $1,499,850 Line Note. Terms used herein shall have the meanings given in the Credit Agreement, unless otherwise defined herein.

      B. Borrower has requested that the Bank extend the maturity date of the $3,000,150 Line Note and the $1,499,850 Line Note; and the Banks have agreed to Borrower's request, subject to the terms and conditions of this Amendment.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the representations and warranties contained herein and for valuable consideration received, the parties agree to the following:

      1. Amendments to the Credit Agreement. The Credit Agreement is hereby amended, as follows:

            1.1. Section 1.66 ("Termination Date") is hereby amended to evidence that the termination date shall now mean and read "January 14, 2004".

            1.2. The $3,000,150 Line Note, attached to the Credit Agreement as Schedule "1.67" is hereby replaced with the $3,000,150 Line Note ("$3,000,150 Renewal Note") attached hereto as Schedule "1.2".

            1.3. The $1,499,850 Line Note, attached to the Credit Agreement as Schedule "1.48" is hereby replaced with the $1,499,850 Line Note ("$1,499,850 Renewal Note") attached hereto as Schedule "1.3".

      2. Conditions Precedent. This Amendment and each Bank's commitments hereunder are conditioned upon satisfaction of the following at or before closing.

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            2.1. Borrower shall execute and deliver to the Banks this Amendment.

            2.2. Borrower shall execute and deliver to Bank of Oklahoma, N.A. the $3,000,150 Renewal Note.

            2.3. Borrower shall execute and deliver to Local Oklahoma Bank, N.A. the $1,499,850 Renewal Note.

            2.4. Borrower shall provide any and all documents, agreements and instruments related to this transaction, reasonably requested by the Banks.

      3. Borrower Ratification. Borrower hereby ratifies and confirms the Credit Agreement, and all instruments, documents and/or agreements executed and/or delivered by Borrower to Bank in connection therewith, and Borrower represents to Banks that: (i) they remain in full force and effect; (ii) all representations and warranties made thereunder are true and correct as of the date hereof; (iii) no Subsidiary of Borrower has been created or acquired which would be subject to Section 6.12 of the Credit Agreement; and (iv) no Event of Default exists or will result from the execution of this Amendment.

      4. Governing Law and Binding Effect. This Amendment shall be governed by and construed in accordance with the laws of the State of Oklahoma, and shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

      5. Costs, Expenses and Fees. Borrower agrees to pay all costs, expenses and fees incurred by the Banks or otherwise in connection herewith, including, without limitation, all reasonable attorney fees, costs and expenses of Riggs, Abney, Neal, Turpen, Orbison & Lewis.

      6. Multiple Counterparts. This Amendment may be executed in any number of counterparts, and all the counterparts taken together shall be deemed to constitute one and the same instrument.

      7. Further Assurances. Borrower will immediately execute and deliver to the Banks upon request all such other and further instruments as may be required or desired by the Banks from time to time in compliance with or in accomplishment of the covenants and agreements of Borrower made in this Amendment and such other instruments and documents referred to or mentioned herein, all as may be necessary or appropriate in connection therewith.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed.

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                                        "Borrower"

                                        ORCHIDS PAPER PRODUCTS COMPANY

                                        By /s/ Keith R. Schroeder
                                           -------------------------------------
                                             Keith R. Schroeder,
                                             Chief Financial Officer

                                        BANK OF OKLAHOMA, N.A.,
                                        as Bank and Agent

                                        By /s/ Stephen R. Wright
                                           -------------------------------------
                                             Stephen R. Wright,
                                             Senior Vice President

                                        LOCAL OKLAHOMA BANK, N.A., as Bank

                                        By /s/ Elisabeth F. Blue
                                           -------------------------------------
                                             Elisabeth F. Blue,
                                             Senior Vice President

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